Exhibit (a)(1)(b)

                      ASSIGNMENT AND LETTER OF TRANSMITTAL
                                    TO TENDER
                      CONTRACTUAL CONTINGENT PAYMENT RIGHTS
                ARISING FROM THE PURCHASE OF CLASS A INTERESTS OF
                          AMGEN CLINICAL PARTNERS, L.P.

             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 22, 2001
                                       BY
                           MERIDIAN VENTURE GROUP, LLC
                          MERIDIAN VENTURE CAPITAL, LLC
                     MERIDIAN VENTURE GROUP MANAGEMENT, LTD.

  (PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS ABOVE, IF NECESSARY.)

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      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY
TIME, ON APRIL 20, 2001 (THE "EXPIRATION DATE") UNLESS SUCH OFFER IS EXTENDED.

      Capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed in the Offer to Purchase.

      The undersigned holder ("Holder") hereby tenders and consents to the transfer to Meridian Venture Group, LLC, a Delaware limited liability company (the "Purchaser") or its transferee or assignee, the number of Contractual Contingent Payment Rights arising from the Purchase of Class A interests of Amgen Clinical Partners, L.P. ("CCPRs"), as set forth below, pursuant to the Purchaser's Offer to Purchase up to 100 of the outstanding CCPRs at a purchase price of $280,000 per CCPR, net to the seller in cash, (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 22, 2001 (the "Offer to Purchase") and this Assignment and Letter of Transmittal ("Assignment"), which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, and hereto, constitute the Offer, all as more fully described in the Offer to Purchase. The Purchase Price will be automatically reduced by the aggregate amount of the value of any distributions made or declared by Amgen Inc. ("Amgen" or the "Company") on or after March 22, 2001, and prior to the expiration of the Offer.

Purchase Price Per CCPR: $280,000

Number of CCPRs Owned:______________________________________

Number of CCPRs including quarterly fractions thereof tendered hereunder:_________________________________

Directions:
(1) The Number of CCPRs Owned Must Be Entered Into The Box Above.
(2) The Number of CCPRs being tendered must be entered in the box above. If a Holder tenders full CCPRs, or fractions thereof, as to the fractional portion of the tender, no less than a quarter CCPR may be tendered, and if a Holder tenders less than all of their CCPRs, no less than a quarter CCPR may be retained.

                            -----------------------

      By executing and delivering this Assignment, a tendering Holder irrevocably appoints designees of Purchaser as his or her attorneys-in-fact with full power of substitution, to the full extent of the Holder's rights with respect to the CCPRs tendered by the Holder. Absent the withdrawal by the tendering Holder in accordance with the terms of the Offer, the powers of attorney will be considered coupled with an interest in the tendered CCPRs and all prior powers of attorney given by the Holder with respect to the CCPRs will be revoked, without further action, and no subsequent powers of attorney may be given (and, if given, will not be deemed effective) by the Holder. Designees of Purchaser will be empowered to exercise all rights of the Holder with respect to such CCPRs as they in their sole discretion may deem proper.

      Pursuant to such appointment as attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such CCPRs on the books and records of Amgen and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, (ii) the right to transfer or assign, in whole or from time to time in part, to any third party, the right to purchase CCPRs tendered pursuant to the Offer, together with its rights under the Assignment, but any such transfer or assignment will not relieve the assigned party of its obligations under the Offer or prejudice the right of tendering Holders to receive payment for CCPRs validly tendered and accepted for payment pursuant to the Offer, and (iii) to execute and deliver a change of address form instructing future payments or distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered CCPRs to the address specified in such form and to endorse any check payable to or upon the order of such Holder representing a payment or distribution, if any, to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering Holder. This power of attorney shall not be affected by the subsequent mental disability of the Holder, and the Purchaser shall not be required to post bond in any nature in connection with this power of attorney. The Purchaser may assign such power of attorney to any person with or without assigning the related CCPRs with respect to which such power of attorney was granted. If legal title to the CCPRs is held through an IRA or KEOGH or similar account, the Holder understands that this Assignment must be signed by the custodian of such IRA or KEOGH account and the Holder hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Assignment.

      By executing and delivering this Assignment, the Holder represents that either (a) the Holder is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of CCPRs pursuant to the Offer will not result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

      By executing and delivering this Assignment, the Holder represents that this transfer has not been effected through an established securities market or through a broker-dealer or matching agent which makes a market in CCPRs or which provides a widely available, regular and on-going opportunity to the Holder of CCPRs to sell or exchange their CCPRs through a public means of obtaining or providing information of offers to buy, sell or exchange CCPRs.

      The Holder recognizes that if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those CCPRs validly tendered and not properly withdrawn on or prior to the Expiration Date up to 100 CCPRs on a pro rata basis with adjustments to avoid purchases which would violate the terms of the Offer, based upon the number of CCPRs validly tendered and not properly withdrawn prior to the Expiration Date.

      The Holder understands that a tender of CCPRs to the Purchaser will constitute a binding agreement between the Holder and the Purchaser upon the terms and subject to the conditions of the Offer. The Holder recognizes that under certain circumstances set forth in Section 2 ("Proration; Acceptance for Payment and Payment") and Section 14 ("Certain Conditions of the Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the CCPRs tendered hereby. In such event, the Holder understands that any Assignment for CCPRs not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is irrevocable, provided CCPRs tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. The Holder acknowledges that upon acceptance of, and payment for, tendered CCPRs, the Holder shall no longer be entitled to any benefits as a Holder.

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

      The Holder understands that pursuant to Section 14 of the Offer to Purchase that notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered CCPRs promptly after expiration or termination of the Offer), to pay for any CCPRs tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any CCPRs tendered, and may amend or terminate the Offer (whether or not any CCPRs have theretofore been purchased or paid for) if, certain conditions, including but not limited to the following, occur: (i) Purchaser is not satisfied, in its sole reasonable discretion, that, (a) upon purchase of the CCPRs pursuant to the Offer, Purchaser and its nominee will have full rights to ownership as to all such CCPRs, and that Purchaser, or its nominee will become the registered holder of the purchased CCPRs; and (b) Amgen has consented to the transfer of the CCPRs to Purchaser and to the direct payment into a collection account controlled by a collateral agent to which Purchaser has pledged a security interest in the CCPRs on behalf of the lender that is providing Purchaser with financing to effectuate the purchase of the CCPRs, or (ii) all material regulatory and related approvals have not been obtained or made on terms reasonably satisfactory to Purchaser.

      By executing and delivering this Assignment, a tendering Holder confirms that in deciding to tender the CCPRs, the Holder has not relied upon any representation (whether oral or written) from the Purchaser, its management or its representatives or agents. With respect to federal tax and other economic considerations involved in the decision to tender the CCPRs, the Holder is not relying on the Purchaser, its management or its representatives or agents. The Holder has carefully considered and has, to the extent the Holder believes such discussion necessary, discussed with the Holder's professional legal, tax, accounting and financial advisors the consequences of the disposition of the CCPRs for the Holder's particular tax and financial situation.

                   [balance of page left intentionally blank]


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

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                          SIGNATURE BOX - PUBLIC NOTARY
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      Please sign exactly as your name is printed on the front of this
Assignment. For joint Holders, each joint Holder must sign. (See Instruction 2.) The signatory hereto hereby certifies under penalties of perjury that the address as printed or corrected on the front of this Assignment and the Taxpayer Identification Number (i.e., the social security number) furnished in the blank provided in this Signature Box is correct. The Holder hereby represents and warrants for the benefit of the Purchaser that the Holder owns the CCPRs tendered hereby and has full power and authority to validly tender, sell, assign, transfer, convey and deliver the CCPRs tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such CCPRs will not be subject to any adverse claims, and that the transfer and the assignment contemplated herein is in compliance with all applicable laws, regulations, and with the terms of this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Holder and any obligations of the Holder shall be binding upon the heirs, personal representatives, successors and assigns of the Holder.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X
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              (Signature of Holder)                   (Date)

X
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              Taxpayer Identification Number or Social Security Number
                                (See Instruction 4)

X
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              (Signature of Co-Holder)                (Date)

X
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         (Title)

Telephone (Day) (   ) ----------------   Telephone (Eve) (   ) -----------------

Notary Public Stamp: -----------------------------------------------------

Authorized Signature: ----------------------------------------------------

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

                               TAX CERTIFICATIONS

                               SUBSTITUTE FORM W-9
                               (SEE INSTRUCTION 4)

The person signing this Assignment hereby certifies the following to the Purchaser under penalties of perjury:

      (i) The Taxpayer Identification Number ("TIN") furnished in the space provided for that purpose in the Signature Box of this Assignment is the correct TIN of the Holder; or if this box / / is checked, the Holder has applied for a TIN. If the Holder has applied for a TIN, a TIN has not been issued to the Holder, and either: (a) the Holder has mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") Center or Social Security Administration Office, or (b) the Holder intends to mail or deliver an application in the near future, it is hereby understood that if the Holder does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Holder thereafter will be withheld until a TIN is provided to the Purchaser; and

      (ii) Unless this box / / is checked, the Holder is not subject to backup withholding either because the Holder: (a) is exempt from backup withholding,
(b) has not been notified by the IRS that the Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, ONLY if you are unable to certify that the Holder is not subject to backup withholding.

PLEASE CAREFULLY READ THE FOLLOWING INSTRUCTIONS FOR THIS ASSIGNMENT. FOR INFORMATION CALL THE INFORMATION AGENT, MMS ESCROW AND TRANSFER AGENCY, PO BOX 7090, TROY MICHIGAN, 48007-7090, AT (877) 346-8317, OR THE PURCHASER, MERIDIAN VENTURE GROUP, LLC, 708 THIRD AVENUE, SUITE 2010, NEW YORK, NEW YORK, 10017,
ATTENTION: DAVID B. SCHMICKEL, AT (212) 688-2015.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON
APRIL 20, 2001 (THE "EXPIRATION DATE") UNLESS SUCH OFFER IS EXTENDED.

1. DELIVERY OF ASSIGNMENT. For convenience in responding to the Offer, a pre-addressed, postage-paid envelope has been enclosed with the Offer to Purchase. HOWEVER, TO ENSURE RECEIPT OF THE ASSIGNMENT IT IS SUGGESTED THAT YOU USE OVERNIGHT COURIER DELIVERY OR, IF THE ASSIGNMENT IS TO BE DELIVERED BY UNITED STATES MAIL, THAT YOU USE CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

      TENDER REQUIREMENTS. To be validly tendered, a duly completed and fully executed Assignment, and any other required documents, must be RECEIVED by the Depositary at the address set forth below before the Expiration Date, unless extended. In order to be accepted for purchase, the applicable boxes on the front of the Assignment should be completed.

      NUMBER OF CCPRs TENDERED. The number of CCPRs owned MUST be entered into the box marked "No. of CCPRs Owned." If tendering ALL CCPRs owned, check the box "ALL". Enter the number being tendered in the box marked "Number of CCPRs including quarterly fractions thereof tendered hereunder."


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

      BY MAIL, COURIER OR HAND DELIVERY. Forward your completed Assignment and Letter of Transmittal to the Depositary, MMS Escrow and Transfer Agency, PO Box 7090, Troy, Michigan 48007-7090.

      FOR ADDITIONAL INFORMATION CALL: (877) 346-8317

      CCPRs IN BROKERAGE ACCOUNT. All CCPRs are registered in the name of the purchasing Holder (or Custodian for the purchasing Holder, if a retirement account). IN ORDER TO ACCEPT THE OFFER AND TENDER CCPRs, THE ASSIGNMENT SHOULD BE COMPLETED ONLY BY THE HOLDER(S) LISTED ON THE FRONT OF THE ASSIGNMENT AND RETURNED DIRECTLY TO THE DEPOSITARY AT THE ADDRESS LISTED ABOVE. Therefore, the Assignment need not be submitted through a broker or brokerage firm.

      THE METHOD OF DELIVERY OF THE ASSIGNMENT AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2. SIGNATURE REQUIREMENTS.

      INDIVIDUAL AND JOINT OWNERS. After carefully reading and completing the Assignment, in order to tender CCPRs, Holders must sign at the "X" in the SIGNATURE BOX of the Assignment. The signature(s) must correspond exactly with the name printed (or corrected) on the front of the Assignment, without any change whatsoever. IF ANY CCPRs ARE REGISTERED IN THE NAMES OF TWO OR MORE JOINT HOLDERS, ALL SUCH HOLDERS MUST SIGN THE ASSIGNMENT.

      CUSTODIANS, TRUSTEES, CORPORATIONS AND FIDUCIARIES. Custodian(s) and/or trustee(s) (if the CCPRs are held in an IRA, KEOGH, pension or similar account), or executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the SIGNATURE BOX and must submit proper evidence satisfactory to the Purchaser of their authority to so act. (See Instruction 3 herein).

      PUBLIC NOTARY. ALL SIGNATURES ON THE LETTER OF TRANSMITTAL MUST BE NOTARIZED BY A PUBLIC NOTARY.

3. DOCUMENTATION REQUIREMENTS. In addition to information required to be completed on the Assignment, additional documentation as indicated below may be required by the Purchaser under certain circumstances. Questions on documentation should be directed to the Information Agent MMS Escrow and Transfer Agency, PO Box 7090, Troy, Michigan 48007-7090, (877) 346-8317.

DECEASED OWNER (JOINT TENANT)        -    Certified Copy of Death
                                                Certificate.

DECEASED OWNER (OTHERS)                   -    Certified Copy of Death
                                    Certificate. (SEE ALSO
                                                EXECUTOR /
                                                ADMINISTRATOR/
                                                GUARDIAN).


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

EXECUTOR/ADMINISTRATOR/GUARDIAN      -  Certified Copies of Court
                                             Appointment Documents for
                                             Executor or Administrator dated
                                             within 60 days; and (i) A copy of
                                             applicable provisions of the Will
                                             (Title Page, Executor(s) powers,
                                             asset distribution); OR (ii)
                                             Certified copy of Estate
                                             distribution documents.

ATTORNEY-IN-FACT                     -  Current Power of Attorney.

CORPORATIONS/PARTNERSHIPS            -  Certified copy of Corporate
                                              Resolution(s), (with raised
                                              corporate seal), or other evidence
                                              of authority to act. Partnerships
                                              should furnish copy of Partnership
                                              Agreement.

TRUST/PENSION PLANS                  -  Copy of cover page of the Trust
                                               or Pension Plan, along with copy
                                               of the section(s) setting forth
                                               names and powers of Trustee(s)
                                               and any amendments to such
                                               sections or appointment of
                                               Successor Trustee(s).

4. TAX CERTIFICATIONS. Holders tendering CCPRs to the Purchaser pursuant to the Offer must certify correctness of the address as printed or corrected on the front of the Assignment and his, her or its Taxpayer Identification Number ("TIN") as inserted in the Signature Box.

SUBSTITUTE FORM W-9.

PART (i), TAXPAYER IDENTIFICATION NUMBER - The persons signing this Assignment must provide to the Purchaser the Holder's correct TIN and certify its correctness as inserted in the Signature Box, under penalties of perjury. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Holder's being subject to Backup Withholding.

PART (ii), BACKUP WITHHOLDING - in order to avoid 31% federal income tax Backup Withholding, the person signing this Assignment must certify, under penalties of perjury, that such Holder is not subject to Backup Withholding. Certain Holders (including, among others, all Corporations and certain exempt non-profit organizations) are not subject to Backup Withholding. Backup Withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

DO NOT CHECK THE BOX IN THE SUBSTITUTE FORM W-9 PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

When Determining the TIN to Be Furnished, Please Refer to the Following NOTE as a Guideline:

INDIVIDUAL ACCOUNTS should reflect their own TIN. JOINT ACCOUNTS should reflect the TIN of the person whose name appears first.

TRUST ACCOUNTS should reflect the TIN assigned to the Trust. IRA CUSTODIAL ACCOUNTS should reflect the TIN of the custodian (not necessary to obtain). CUSTODIAL ACCOUNTS FOR THE BENEFIT OF MINORS should reflect the TIN of the minor. CORPORATIONS OR OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity.


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

5. VALIDITY OF ASSIGNMENT. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Assignment will be determined by the Purchaser and such determination will be final and binding. The Assignment will not be valid until any irregularities have been cured by the tendering Holder or waived by the Purchaser. Neither the Purchaser nor the Depositary is under any duty to give notification of defects in an Assignment and neither will incur liability for failure to give such notification.

6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

7. ASSIGNEE STATUS. Assignees of Holders must provide documentation to the Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an Assignee.

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EACH HOLDER IS URGED TO READ CAREFULLY THE ENTIRE OFFER TO PURCHASE, THE
ASSIGNMENT AND RELATED DOCUMENTS BEFORE MAKING A DECISION TO TENDER.
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